       10.24.001









                             EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT made effective the 1st day of July, 1994, between

Investors Insurance Group, Inc., a corporation organized and existing under the laws of the State of Delaware, with its principal office in Boca Raton,

Florida (hereinafter referred to as the "Corporation") and Ronald W. Hayes

(hereinafter referred to as "Appointee").


                                  WITNESSETH:

     WHEREAS, the Corporation has determined that it is to the advantage and interest of the Corporation to appoint the Appointee as Chairman of the Board of Directors of the Corporation from the effective date hereof; and

     WHEREAS, the Appointee desires to accept such appointment by the corporation upon the terms and conditions hereinafter set forth.


     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein and intending to e legally bound hereby, the parties mutually agree as follows:


     1. Services.     Appointees shall provide such services as are required

by the Corporation and its subsidiaries and agreed to by Appointee, including,

but not limited to, participating in mergers and acquisitions, raising capital, interacting with management, officers and directors of the

Corporation, assisting with shareholder relations of the Corporation, and insurance department relations of its subsidiaries, overseeing the






       10.24.002


Corporation marketing efforts, and undertaking the duties and responsibilities inherent in Appointee's position as Chairman of the Board of Directors.


     2. Duties.  As Chairman of the Board of Directors for the corporation,

Appointee shall devote is best efforts and all of the time, attention and energy necessary for Appointee to perform the duties required by the corporation and by the terms of this Agreement or otherwise inherent in

Appointee's position.


     3.    Compensation and Benefits


     3.1   Salary.   The corporation shall pay Appointee an annual salary of

$120,000.00, payable in equal Installments every two weeks, commencing on July

1, 1994 for services performed for and on the behalf of the corporation and its subsidiaries and related companies. Additionally, the Corporation shall pay Appointee's health insurance as the premiums become due.


     3.2   Fringe Benefits.   Appointee  shall  be  entitled  to participate

in  the Simplified Employee Pension plan established by the Corporation, to the extent that Appointee's position, tenure, salary,  age,  health and other qualifications make Appointee eligible to participate


     3.3   Reimbursement of Expenses.    The Corporation  shall reimburse

Appointee for all reasonable travel, entertainment and other expenses incurred or paid by Appointee in connection with, or related to, the performance of

Appointee's duties, responsibilities or services under this Agreement,  upon presentation by the Appointee or documentation, expense statements, vouchers









       10.24.003


and/or such other supporting information as the Corporation may request.


     4.    Term.   Employment Agreement shall be effective July 13, 1994 and

shall continue until terminated as provided herein.  Either party shall have the right to terminate this Agreement by giving the other party written notice of such termination, at least thirty (30) days prior to the effective date  of such termination.


     5.   Business and Financial Records.   All  business  and financial

records  at  the  Corporation  pertaining to the corporation's products,

customers agents, brokers and sources of business shall at all times be the property of the corporation.


     6.    Confidentiality Requirement.  All written or otherwise communicated material, data, computer programs or other property tangible or intangible relating to the corporation's business or the corporation's products,

customers, agents, brokers and other sources  or  business  and  all proprietary  rights,  including copyrights, trademarks and service marks

(hereinafter all of the above collectively "Information") shall at times the property of the Corporation. Appointee shall forever keep confidential all

Information obtained during the course of Appointee's employment with the

Corporation and Appointee shall not directly or indirectly for Appointee or with others use or disclose such Information for purposes  other  than  the performance  of  Appointee's  duties hereunder, without the prior written consent of the Corporation.











       10.24.004

     7.  Contractual Obligations.  The Corporation agrees that Appointee shall not, unless authorized to do so by the Corporation, make, draw, accept or endorse any contract, lease, promissory note, or other instrument requiring the payment of money by the corporation, nor pledge the credit at the

Corporation.


     8.  Governing Law.    This Agreement shall be interpreted in accordance

with, and the rights of the parties hereto shall be determined, by the laws of the state of Florida.


     9.  Assignment.    This Agreement shall be binding upon and shall inure

to the benefit of the parties hereto and their respective heirs, executors,

administrators and permitted assigns.  Notwithstanding the foregoing, this

Agreement is a personal service contract by appointment, and shall not be assigned or transferred, in whole or in part, by Appointee.


     10.  Severability.   If any provision of this Agreement is held invalid

or unenforceable such invalidity or unenforceability shall not affect the validity or enforceability of the other provision hereof all of which are hereby declared severable.


     11.  Headings. The headings used in this Agreement are solely for convenience  of  reference  and  shall  not  affect  its interpretation .


     12.  Modifications and Amendments. This Agreement represents the entire understanding between the parties with respect to the subject matter set forth herein or necessarily implied hereby.  This Agreement may not be modified unless in writing signed by the party against whom enforcement at any waiver,

change, modification or discharged is sought.






       10.24.005


      IN WITNESS WHEREOF, the parties hereto have executed this  Agreement as of the date and year first above written.


                                               INVESTORS INSURANCE GROUP, INC.


Attest:                                        By:
       Susan Powell                               Melvin C. Parker
       Assistant Secretary                        President



                                               Ronald W. Hayes, Appointee
    Witness